As filed with the Securities and Exchange Commission on October 7, 1998
                                          Investment Company Act No. 811-05976
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                   U.S. SECURITIES AND EXCHANGE COMMISSION,
                             Washington, D.C. 20549

                                    FORM N-2



       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 8


                      SELIGMAN SELECT MUNICIPAL FUND, INC.


               Exact Name of Registrant as Specified in Charter



100 Park Avenue, New York, New York  10017


Address of Principal Executive Offices (Number, Street, City, State, Zip Code)



                        (212) 850-1864 or (800) 221-2450



              Registrant's Telephone Number, including Area Code



                              Frank J. Nasta, Esq.
                       J. & W. Seligman & Co. Incorporated
                                 100 Park Avenue
                            New York, New York 10017


Name and Address (Number, Street, City, State, Zip Code) of Agent for Service



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                                EXPLANATORY NOTE



    This filing is being made for the sole purpose of filing as an Exhibit, the amended By-Laws of Seligman Select Municipal Fund, Inc.




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PART C. OTHER INFORMATION

Item 24.   Financial Statements and Exhibits


      The Registrant's By-Laws, as amended through July 16, 1998, are filed herewith as Exhibit 2.b.





                                   SIGNATURES


      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of October, 1998.

                                 SELIGMAN SELECT MUNICPAL FUND, INC.
                                                       (Registrant)



                                    By:          /s/Thomas G. Moles
                                                 Thomas G. Moles, President



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                                  EXHIBIT INDEX



                  Exhibit No.               Description

                  2.b.                      Registrant's Amended By-Laws